EXHIBIT 2.1


                            PURCHASE AGREEMENT


                                   AMONG


                           ADAMS McCLURE, INC.,
                        a Colorado corporation and
                  general partner of ADAMS McCLURE L.P.,
                       a Texas limited partnership ,


                                NAF, INC.,
                        a Colorado corporation and
                  limited partner of ADAMS McCLURE L.P.,
                       a Texas limited partnership,


                        ENNIS BUSINESS FORMS, INC.,
                           a Texas corporation,


                                    and


                         ENNIS ACQUISITIONS, INC.,
                           a Nevada corporation



                  ______________________________________

                             November 4, 1999

                  ______________________________________



                               TABLE OF CONTENTS
                                                                       Page

ARTICLE I PURCHASE AND SALE OF GENERAL PARTNERSHIP INTEREST...............1
     1.01 Interest Purchased..............................................1
     1.02 Consideration...................................................1
     1.03 Earn-out........................................................2
     1.04 Adjustments.....................................................3
     1.05 Change of Corporate Name........................................3

ARTICLE II PURCHASE AND SALE OF LIMITED PARTNERSHIP INTEREST..............3
     2.01 Interest Purchased..............................................3
     2.02 Consideration...................................................3

ARTICLE III PARTNERSHIP ASSETS............................................3
     3.01 Partnership Assets..............................................3
     3.02 Limitation on Assets............................................4

ARTICLE IV CLOSING........................................................4
     4.01 Place and Time..................................................4
     4.02 Delivery of Documents...........................................4

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER AND NAF................4
     5.01 Organization....................................................5
     5.02 Authorization...................................................5
     5.03 Financial Statements............................................5
     5.04 Undisclosed Liabilities.........................................5
     5.05 Absence of Changes..............................................5
     5.06 Tax Matters.....................................................6
     5.07 Assignment of and Title to the Interests........................6
     5.08 Condition and Title to the Assets...............................6
     5.09 Leases..........................................................7
     5.10 Real Property...................................................7
     5.11 Compliance with Laws............................................7
     5.12 Litigation and Claims...........................................8
     5.13 Contracts and Consents..........................................8
     5.14 Pension Matters.................................................8
     5.15 Labor Relations.................................................9
     5.16 Employees.......................................................9
     5.17 Intangible Assets...............................................9
     5.18 Environmental Protection........................................9
     5.19 Major Suppliers and Customers..................................10
     5.20 Receivables....................................................10
     5.21 Inventory......................................................10
     5.22 No Conflict....................................................10
     5.23 Disclosure.....................................................10
     5.24 Year 2000......................................................11
     5.25 Investment Intent..............................................11

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF ENNIS AND ENNIS ACQ.........12
     6.01 Organization and Authorization.................................12
     6.02 Capitalization.................................................12
     6.03 SEC Filings....................................................13
     6.04 No Conflict....................................................13

ARTICLE VII COVENANTS....................................................13
     7.01 Conduct of Business............................................13
     7.02 Confidential Information.......................................14
     7.03 Non-Competition and Non-Solicitation...........................15
     7.04 Brokerage Fees.................................................15
     7.05 Exclusivity....................................................15
     7.06 Access and Information.........................................15
     7.07 Receivables....................................................16

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF ENNIS AND ENNIS ACQ............16
     8.01 Obligations of Ennis and Ennis ACQ.............................16

ARTICLE IX CONDITIONS TO SELLER'S OBLIGATIONS............................17
     9.01 Obligations of Seller..........................................17

ARTICLE X TERMINATION PRIOR TO CLOSING...................................17
     10.01 Termination of Agreement......................................17
     10.02 Termination of Obligations....................................18

ARTICLE XI SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION18
     11.01 Survival of Representations and Warranties....................18
     11.02 Obligations of Seller.........................................19
     11.03 Obligations of Ennis..........................................19
     11.04 Notice of Loss or Asserted Liability..........................19
     11.05 Opportunity to Contest........................................19
     11.06 Disputes with Customers or Suppliers..........................20

ARTICLE XII MISCELLANEOUS................................................20
     12.01 Entire Agreement..............................................20
     12.02 Parties Bound by Agreement; Successors and Assigns............20
     12.03 Counterparts..................................................20
     12.04 Headings......................................................20
     12.05 Knowledge.....................................................20
     12.06 Notices.......................................................21
     12.07 Expenses......................................................22
     12.08 Arbitration...................................................22
     12.09 Public Disclosure.............................................22
     12.10 Governing Law.................................................22


                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement"), dated as of November 4, 1999, among ADAMS McCLURE, INC. ("Seller"), a Colorado corporation and general partner of Adams McClure L.P., a Texas limited partnership (the "Partnership"), NAF, INC. ("NAF"), a Colorado corporation and limited partner of the Partnership, ENNIS BUSINESS FORMS, INC., a Texas corporation ("Ennis"), and ENNIS ACQUISITIONS, INC., a Nevada corporation ("Ennis ACQ").

     WHEREAS,  the  Partnership is engaged in the  design,  production  and
fulfillment   of  temporary  point-of-purchase  advertising  materials   in
Colorado and Texas; and

     WHEREAS, Seller holds a 1% general partnership interest (the "General Partnership Interest") in the Partnership; and

     WHEREAS, NAF holds a 99% limited partnership interest (the "Limited Partnership Interest," and together with the General Partnership Interest, the "Interests") in the Partnership; and

     WHEREAS, Ennis desires to acquire the General Partnership Interest and Ennis ACQ desires to acquire the Limited Partnership Interest on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE
                               -----------------
                       OF GENERAL PARTNERSHIP INTEREST
                       -------------------------------


     1.01  Interest   Purchased.  Subject to the terms and  conditions  set
forth below, Ennis shall purchase from Seller at Closing (a) the General Partnership Interest and (b) all rights to the name "Adams McClure."

     1.02 Consideration. Except as adjusted pursuant to Section 1.04 below, the consideration for the General Partnership Interest and all rights to the name "Adams McClure" (the "Consideration") shall consist of :

     (a) $2,500,000.00 payable by wire transfer at Closing; provided that Ennis may elect to pay at Closing up to 50% of such sum in shares of Ennis's common stock, par value $2.50 per share ("Common Stock"), valued at the average closing sale price for the twenty (20) consecutive trading days preceding the fifth day prior to Closing,

     (b) the assumption by Ennis or payment by Ennis at Closing of the following liabilities (the "Liabilities"):

           (i) the bank debt (the "Bank Debt") set forth on Schedule 1.02(b)(i) hereto and the liens, claims, security interests or other encumbrances related thereto(the "Encumbrances") set forth on Schedule 5.07 hereto;

          (ii) the accrued wages and other compensation payable to Seller's employees set forth on Schedule 1.02(b)(ii) hereto;

         (iii) the business and use taxes relating to inventory and equipment set forth on Schedule 1.02(b)(iii) hereto;

          (iv) the promissory note dated March 13, 1998 from Seller to Daniel S. Goldstein in the amount at November 4, 1999 of $463,442.73, including all interest through such date;

           (v) the loan to Seller by Graphic Packaging of $34,310.31 at October 31, 1999, plus interest of 9% per annum; and

          (vi) trade payables and any other liabilities of Seller incurred in the ordinary course of business and set forth on Schedule 1.02(b)(vi) hereto; and

     (c)   assumption  of   duties and liabilities of the  general  partner
under the Agreement of Limited Partnership of Adams McClure, L.P., dated as November 1, 1999 (the "Partnership Agreement).

     Seller shall be responsible for all other taxes, and all rental, utilities and insurance liabilities incurred by it through Closing. Ennis shall not assume, or shall be liable for, any obligations or liabilities of Seller, except the Liabilities expressly set forth on Schedules 1.02(b)(i)-
(vi).

     1.03 Earn-out. As additional consideration, Seller shall receive an earn-out for a period of five years, commencing with the Partnership's fiscal year ending February 28, 2001, calculated on the basis of 100% of each annual increase in the EBITDA of the Partnership over the prior year, excluding earnings from post-Closing mergers and acquisitions and utilizing for purposes of this calculation the Partnership's pre-Closing interest rates and amortization schedule (the "Partnership's EBITDA"), using an assumed EBITDA of $3,000,000 as the base for the first year's calculation. In the event of a decrease in the Partnership's EBITDA from the prior year, the difference shall be added to the Partnership's EBITDA of the prior year for purposes of the calculation of the earn-out for the next year in which an increase in the EBITDA occurs. The earn-out shall be paid to Seller for each year in which it is earned within 120 days of the end of the fiscal year of the Partnership. The earn-out shall be payable two-thirds (2/3's) in cash and one-third (1/3) in shares (together with the shares referenced in Section 1.02, the "Shares") of Common Stock, valued at the average closing sale price for the twenty (20) business days preceding the fifth day prior to each payment date. Notwithstanding the foregoing, Seller shall not be entitled to any earn-out payment for any year in which the revenues of the Partnership do not exceed $30,000,000. The determination of the Partnership's EBITDA shall be made by the Partnership's independent auditors and shall be final and conclusive.

     1.04  Adjustments.  The amounts payable pursuant to  Section  1.02  or
Section 1.03 shall be reduced on a dollar-for-dollar basis to adjust for any penalties (other than prepayment penalties) and charges assessed in respect of actions or conditions that existed prior to Closing in connection with the Bank Debt, excluding any such penalties or charges assessed with respect to any Leases, whether assessed prior or subsequent to Closing.

     1.05 Change of Corporate Name. Prior to Closing of this Agreement, Seller shall take all action necessary to effect the change of its corporate name.

                                 ARTICLE II

                              PURCHASE AND SALE
                              -----------------
                       OF LIMITED PARTNERSHIP INTEREST
                       -------------------------------

     2.01 Interest Purchased. Subject to the terms and conditions set forth below, Ennis ACQ shall purchase from NAF the Limited Partnership Interest.

     2.02 Consideration. The consideration for the Limited Partnership Interest shall consist of 99% of the consideration delivered pursuant to Sections 1.02 and 1.03, which consideration shall be paid by Ennis on behalf of Ennis ACQ, and assumption of duties and liabilities of the limited partner under the Partnership Agreement. NAF hereby directs that such consideration be paid directly to Seller, NAF's sole shareholder, on behalf of NAF.

                                 ARTICLE III

                              PARTNERSHIP ASSETS
                              ------------------

     3.01 Partnership Assets. At Closing, the Partnership shall have good and marketable title to all of the assets conveyed to the Partnership pursuant to that certain Conveyance Agreement, dated as of November 1, 1999, among Seller, NAF and the Partnership (the "Assets"), free and clear of all liens, claims, security interests or other encumbrances, except for the Encumbrances set forth on Schedule 5.07(b) hereto, which Assets shall consist of the following assets:

          (a) All products, supplies, inventory, contracts, accounts and notes receivable, except those receivables due from (i) James Caffrey and AM Webb Graphics, (ii) Calvin O'Neal and O'Neal McClure, Inc., and (iii) Magicolor Graphics 2000, Inc., a Colorado corporation ("Magicolor"), and, deposits, cash and prepaid expenses;

          (b) All customer lists, computer software, licenses, patents, trademarks and trade names, all rights to the names U.S.A. Displays, Advertising Display, Apex Die & Box, and National Repack Distribution Services, and all inventions, trade secrets, confidential information and proprietary technology used in Seller's business;

          (c) The trademark and trade name "Magicolor Graphics 2000, Inc." and all rights thereto;

          (d) The Exclusive Operating and Supply Agreement, dated as of November 1, 1999 (the "Supply Agreement"), substantially in the form attached hereto as Exhibit A, between Seller and Magicolor;

          (e) The leases of Seller of its facilities located in Denver, Colorado and Dallas, Texas set forth on Schedule 3.01(e) hereto (the "Leases");

          (f) The capital and equipment leases set forth on Schedule 3.01(f) hereto; and

          (g) All furniture, fixtures, machinery and equipment, leasehold interests and improvements and other personal property used in Seller's business.

     3.02 Limitation on Assets.. At Closing, the Partnership shall have no assets other than the Assets set forth in Section 3.01.

                                  ARTICLE IV

                                   CLOSING
                                   -------

     4.01 Place and Time. The closing ("Closing") shall take place at 2:00 p.m., Dallas, Texas time or such other time as the parties may mutually agree, at the offices of Wolin, Ridley & Miller LLP, 1717 Main Street, Suite 3100, Dallas, Texas, on November 4, 1999, which Closing shall be deemed effective as of November 4, 1999. At Closing, Seller shall assign to Ennis the General Partnership Interest and all rights to the name "Adams McClure," NAF shall assign to Ennis ACQ the Limited Partnership Interest, and Ennis and Ennis ACQ shall assume their respective duties and liabilities under the Partnership Agreement.

     4.02 Delivery of Documents. At Closing, (a) Ennis shall deliver to Seller the cash portion of the Consideration and the certificates representing the Shares and assumptions of the Liabilities, (b) Ennis shall deliver on to Seller on behalf of Ennis ACQ the amount due under Section
2.02 hereof, (c) Seller shall execute and deliver to Ennis the assignment of the general partnership interest and assignment of the name "Adams McClure, (d) NAF shall execute and deliver to Ennis ACQ the assignment of the limited partnership interest.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                               OF SELLER AND NAF
                               -----------------

     Seller and NAF represent and warrant to Ennis and Ennis ACQ as follows:

     5.01 Organization. Each of Seller and NAF is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own the Interests. At Closing, the Subsidiary Mergers (as defined in the Conveyance Agreement) will have been conducted according to all applicable laws, all requisite documentation thereof will have been filed with the appropriate governmental departments, and no action taken with respect thereto will have adversely affected Seller's corporate standing. Schedule 5.01 sets forth a true and correct list of the shareholders of Seller, and amount of all equity of Seller held by each, as of Closing. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the State of Colorado and every other state (if any) in which the conduct of its businesses or the ownership of its properties and assets requires it to be so qualified.

     5.02 Authorization. Each of Seller and NAF has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and NAF and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and NAF and duly authorized by their shareholders. This Agreement has been duly and validly executed and delivered by Seller and NAF and constitutes the legal, valid and binding obligation of Seller and NAF, enforceable in accordance with its terms.

     5.03 Financial Statements. Seller has provided Ennis with true and correct copies of (a) Seller's financial statements for the year ended December 31, 1998, audited by KPMG LLP, and (b) Seller's unaudited financial statements for the nine months ended September 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller, are correct in all material respects and present fairly Seller's financial position and results of operations as of their respective date and for the respective period.

     5.04 Undisclosed Liabilities. Except as disclosed in the Financial Statements or on Schedule 3.05 hereto, to Seller's knowledge, the Partnership has no obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, other than obligations incurred in the ordinary course of business and not material to its business.

     5.05 Absence of Changes. Since December 31, 1998, none of the following has occurred:

          (a) Any change in the financial condition, assets, liabilities, business, prospects, or operations, other than changes in the ordinary course of business or changes affecting the economy or industry as a whole, which in the aggregate would have a material adverse effect on Seller or the Partnership;

          (b) Any material damage, destruction, or loss, whether or not covered by insurance, of Seller;

          (c) Any event or condition that, to the knowledge of Seller, could materially and adversely affect the Partnership or its business prospects; or

          (d) Any receipt of notice (formal or informal), that any supplier or customer has taken or contemplates taking any steps that could disrupt the Partnership's business relationship with the supplier or customer.

     5.06 Tax Matters.

          (a) Seller has furnished to Ennis true, correct, and complete copies of all annual federal, state, and local tax returns that Seller has filed during the past three (3) years and all quarterly and monthly sales and use tax returns filed for Seller during the past six
     (6) months. None of Seller's tax returns have been audited by any taxing authority during the past five (5) years, and Seller has not received any notice of deficiency or other adjustment from any taxing authority that is unresolved as of Closing. No audit or examination, claim or proposed assessment by any taxing authority is pending or, to the knowledge of Seller, threatened against Seller or any portion of its business.

          (b) Seller has withheld or collected from each payment made to each of its employees the amount of all taxes (including federal income taxes, Federal Insurance Contributions Act ("FICA") taxes, and state and local income, payroll, and wage taxes, among others) required to be withheld or collected. Seller has paid or made provision for the same to the proper tax depositories or collecting authorities, except as disclosed on Schedule 5.06(b). All ad valorem and other property taxes imposed on Seller, or that may become a lien on the Partnership, and that are due and payable have been paid in full, and all ad valorem taxes paid with respect to Seller for 1996, 1997 and 1998 are listed on Schedule 5.06(b).

     5.07 Assignment of and Title to the Interests.  The assignment of  the
Interests as contemplated by this Agreement meets all requirements for assignment under the Partnership Agreement and all requisite action with respect thereto has been duly taken. At Closing, Ennis and Ennis ACQ will have good and marketable title to the General Partnership Interest and Limited Partnership Interest, respectively, and will assume all rights under the Partnership Agreement.

     5.08 Condition and Title to the Assets.

          (a) The Assets are in good condition and repair, ordinary wear and tear excepted, to the knowledge of Seller, the present use and location of the Assets conform with all applicable laws, ordinances, and regulations of all federal, state, and local governmental agencies, and Seller has not received notice of any breach or violation of any such laws, ordinances, or regulations.

          (b) At Closing, the Partnership will have good and marketable title to the Assets, free and clear of all liens, claims, security interests and other encumbrances, except for the Encumbrances set forth on Schedule 5.08(b). All UCC filings in respect of Adams McClure or its merged subsidiaries which are not connected to the Encumbrances will be terminated as of Closing, except as specifically agreed otherwise by Ennis.

          (c) The Partnership has no assets other than those conveyed to the Partnership by Seller as specified in Sections 3.01 hereto.

     5.09  Leases.   Schedule  3.01(e)  lists  all  leases  to  which   the
Partnership is a party, and all Leases are in full force and effect and constitute legal, valid, and binding obligations of the Partnership and the lessors and are enforceable in accordance with their terms. Attached to
Schedule 3.01(e) are true and correct copies of all Leases, and except as set forth on Schedule 3.01(e), the Leases have not been modified or amended since their execution, and Seller has not received any notice of any proposed modification or amendment. Neither Seller nor the Partnership is in default or breach of a covenant under the Leases, and no condition, event or act exists or has occurred that with notice, lapse of time or both would constitute a default or give the lessor the right to terminate or cancel the Leases. To the best knowledge of Seller, the lessors are not in default under the Leases.

     5.10 Real Property.  The Partnership owns no real property.

     5.11 Compliance with Laws.

          (a) To the knowledge of Seller: (i) Seller and the Partnership have complied and are in compliance with all laws, regulations, and orders applicable to Seller or the Partnership, and have obtained all permits, licenses, orders, and approvals of federal, state, and local governmental and regulatory bodies that are required for them to own, maintain, and operate their business; (ii) no threat of cancellation, modification, or non-renewal of any such permits, licenses, orders, or approvals is pending, nor to the knowledge of Seller, does any basis exist for cancellation, modification, or non-renewal; (iii) except as otherwise set forth on Schedule 5.11(a), neither Seller nor the Partnership is currently in violation or default of any such permit, license, order, or approval and the present uses of Seller and the Partnership do not violate any law, regulation, or order; and
     (iv) except as disclosed in Schedule 5.11(a), neither Seller nor the Partnership has or needs governmental permits or licenses to transact its business as currently conducted and, except as listed on
     Schedule 5.11(a), none of the permits or licenses that Seller or the Partnership holds will be adversely affected in any way by reason of this Agreement or the consummation of the transactions contemplated hereby, including assignment of the permits and licenses to the Partnership. No governmental authority has issued or threatened any notice or warning with respect to any failure or alleged failure of Seller or the Partnership to comply with any law, regulation or order.

          (b) No consent or approval of, prior filing with, notice to, or other action by, any governmental body or agency is required for Seller or NAF to execute and deliver this Agreement or any assignment, agreement, or other instrument to be executed and delivered pursuant to this Agreement by or to consummate the transactions provided for hereby.

     5.12 Litigation and Claims. No judgments, orders, writs, decrees, injunctions, or quasi judicial or administrative decisions are outstanding to which Seller or the Assets are subject. Except as disclosed on
Schedule 5.12, no litigation, claim, action, suit, investigation, or proceeding is pending or has been filed at any time since January 1, 1999, or to the knowledge of Seller, threatened against or relating to Seller or the Assets. Except as disclosed on Schedule 5.12, to Seller's knowledge, Seller has no "loss contingencies" (as defined in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5 ("FASB 5")), that FASB 5 would require to be disclosed or accrued in Seller's financial statements if they were prepared when this representation and warranty is made or deemed made.

     5.13 Contracts and Consents. Schedule 5.13 lists each material written or oral agreement related to or affecting Seller, all of which will have been assigned prior to Closing to the Partnership (the "Contracts"). Copies of all Contracts have been made available to Ennis. To the knowledge of Seller, no party is in breach or default of any Contract, nor does any basis for any claim of breach or default, whether upon the passage of time, giving notice, or otherwise with regard to the foregoing exist with respect to any party to any Contract. Except as set forth on
Schedule 5.13, no Contract has been modified or amended, and Seller has not received any notice of any proposed modification or amendment. Except as disclosed in Schedule 5.13, the Partnership, as Seller's assignee, will have all of Seller's rights under all Contracts on and after Closing, and Seller shall have obtained all required consents and approvals and made all required payments to other parties. Each Contract is a valid, legal, and binding agreement of its parties, enforceable in accordance with its terms.

     5.14 Pension Matters. Schedule 5.14 identifies all Seller retirement plans benefitting any past or future employee of Seller (the "Plans"). Each Plan and its related trust is qualified under 401(a) and 501 of the Internal Revenue Code of 1986, is the subject of a favorable determination letter, and has been administered and operated in accordance with its terms and to preserve its qualification. To the knowledge of Seller, neither Seller nor the Plan fiduciaries has participated in a transaction that could subject them to civil penalty pursuant to ERISA 502, tax imposed by Code 4975, or liability for breach of fiduciary responsibility under ERISA. No liability to the Pension Benefit Guaranty Corporation ("Pension Agency") has been incurred with respect to the Plans. All premiums due and payable to the Pension Agency with respect to the Plans have been paid. Actions taken in connection with the Subsidiary Mergers which have affected the Plans have complied with ERISA and Code requirements. The Pension Agency has not instituted or threatened to institute proceedings to terminate any Plan. To the knowledge of Seller no event has occurred, and no condition or circumstance exists, that presents a risk that any past or future termination of any Plan could result in Seller liability to the Pension Agency. To the knowledge of Seller no Plan administrator has filed notice of a reportable event (within the meaning of ERISA 4043(b)) with the Pension Agency, nor has any reportable event occurred. The Plans, their respective operations, and all reports filed with respect to them comply with all applicable federal laws, including ERISA, and to the knowledge of Seller, no Plan participant claims are pending or threatened and no basis for any such claim or claims exists, except for benefits to participants or beneficiaries in accordance with the Plans' terms. Neither Seller or any predecessor in interest, nor any trade or business under common control with Seller or any predecessor in interest (within the meaning of Code 414(c)) has contributed to any pension plan that is a multi employer plan (as defined in ERISA 3(37)(A)) since 1980. Prior to Closing, Seller has taken and will take no action, the effect of which would subject it to withdrawal liability as defined in ERISA 4201 over $1,000. Except as described in Schedule 5.14, no Plan has been terminated or partially terminated nor have the contributions to any Plan been discontinued, within the meaning of Code 411, nor have any events with regard to the Plans or their related funding instruments occurred that might constitute grounds for such a termination, partial termination, or discontinuance of contributions. To the knowledge of Seller except as described in Schedule 5.14, compliance with ERISA's or the Code's requirements as in effect at Closing, or with any agreement, arrangement, commitment, or understanding of any kind, will not result in any increase in the rate of benefit accrual or contribution requirement under any Plan. Except as described in Schedule 5.14, no agreements, arrangements, commitments, or understandings of any kind exist that would in any way restrict Seller's right to terminate any Plan.

     5.15 Labor Relations. To the knowledge of Seller, neither Seller nor the Partnership is subject to any collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, or is engaged in any unfair labor practice within the meaning of National Labor Relations Act 8.

     5.16 Employees. Schedule 5.16 discloses all compensation (including wages, salaries, severance, commissions and actual or anticipated bonuses) and describes other benefits paid or provided to each of Seller's employees, agents, representatives or independent contractors for 1997, 1998 and 1999. Except as disclosed on Schedule 1.02(b)(ii) hereto, (a) no unpaid compensation, other than salary for the immediately preceding pay period and other than pursuant to Seller's existing bonus, commissions, incentive compensation, or profit-sharing arrangements or deferred compensation plans or severance compensation is now, or will be on or after Closing, payable to any officers, directors, or employees, and (b) no vacation or sick leave is accrued or payable for any employee. No employee is subject to any non-competition or non-solicitation agreement which would prevent the Partnership from hiring such employee.

     5.17 Intangible Assets. Schedule 5.17 lists all inventions, licenses, trademarks, service marks, trade names, service names, copyrights, know-how, patents, and related registrations and applications owned by, registered in the name of, or used in connection with Seller's business since 1996, or for which application has been made, all of which will have been assigned to the Partnership prior to Closing. There are no pending or, to the knowledge of Seller, threatened infringement claims against Seller by any person with respect to any of the items listed on
Schedule 5.17, nor has any such item been declared invalid or been limited by any court or agreement. The intangible assets will afford the Partnership at all times after Closing the rights to use all technology, proprietary information, know-how or patented ideas, designs, inventions, trademarks, copyrights, trade names and service marks owned by Seller or others necessary for the conduct of Seller as conducted prior to the conveyances to the Partnership. To the knowledge of Seller, the use of these intangible assets will not and, the conduct of Seller prior to the conveyances does not, infringe on the intellectual property rights of any other person.

     5.18 Environmental Protection. Seller has obtained all permits, licenses, and other authorizations and filed all notices that it is required to obtain or file to operate its business under federal, state, and local environmental protection laws. Permits, licenses, and authorizations for 1997, 1998 and 1999 are listed on Schedule 5.18. Seller is in material compliance with all terms and conditions of its permits, licenses, and authorizations. Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved under those laws. To the knowledge of Seller except as disclosed on
Schedule 5.18, no past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans could interfere with or prevent continued compliance, or could give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to Seller's manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, runoff, release, or threatened release into the environment, of any pollutant, contaminant, hazardous or toxic material, waste, water, effluent, or other substance.

     5.19 Major Suppliers and Customers. Schedule 5.19 lists each supplier of goods or services and each customer to whom Seller paid or billed more than $5,000 during 1999 and the total amount paid or billed during 1999. Except as set forth on Schedule 5.19, since January 1, 1999, Seller has had no dispute with any supplier or customer and has received no notice (formal or informal) that any supplier or customer has taken or contemplates taking any steps that could disrupt Seller's business relationship with a supplier or customer.

     5.20 Receivables. All of Seller's receivables subject to the Conveyances represent sales actually made in the ordinary course of business, and, to Seller's knowledge, are valid and enforceable, and are not in dispute or subject to any defense or offset, and, to Seller's knowledge, except as set forth on Schedule 5.20, the receivables are fully collectible or are appropriately reserved in the Financial Statements.

     5.21  Inventory.   The  inventory of the  Partnership  is  usable  and
saleable by the Partnership in the ordinary course of its business.

     5.22 No Conflict. Except as set forth on Schedule 5.22, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein except for the contracts and lease for which consents or approvals to the assignment are to be delivered at Closing, will (a) result in the breach, violation or contravention of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate any obligation under any of the provisions of
(i) any agreement, including but not limited to the Partnership Agreement, lease, note, bond, debenture or other evidence of indebtedness or any mortgage, deed of trust, indenture or other instrument to which Seller, NAF or the Partnership is a party or by which any of them is bound or to which any of the Assets are subject, (ii) any judgment, decree, order or award of any court, regulatory agency or other governmental body or arbitrator to which Seller, NAF, the Partnership or any of the Assets are subject or by which Seller, NAF or the Partnership is bound or (iii) any statute, rule or regulation or other law applicable to Seller, NAF or the Partnership,
(b) result in the creation of any pledge, lien, encumbrance or security interest upon any of the Assets, or (c) require the authorization, approval, consent or order of, or filing with, or other action by any court, regulatory agency or other governmental body.

     5.23 Disclosure. No representations, warranties, assurances, or statements of Seller or NAF in this Agreement and no statement in any document (including the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by Seller or NAF (or caused to be furnished by Seller or NAF) to Ennis or Ennis ACQ or any of their representatives pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements made not misleading.

     5.24 Year 2000. None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems assigned to the Partnership, and none of the products and services sold, licensed, rendered, or otherwise provided by Seller or the Partnership in the conduct of its business, will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving
(i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. Seller has not made any representations or warranties to third parties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by Seller in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) data-related data from, into and between the twentieth and twenty-first centuries and
(ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     5.25 Investment Intent.

          (a) Seller and the undersigned recipients of proceeds herefrom (the "Recipients") have received and reviewed the SEC Filings (as defined below). Seller and the Recipients acknowledge that Ennis has made available to them the opportunity to obtain additional information to verify and update the accuracy of information contained in the SEC Filings and to evaluate the merits and risks of acquiring the Shares under this Agreement (this "Investment"). Seller and the Recipients have had an opportunity to ask questions and receive satisfactory answers from the officers and directors of Ennis concerning the terms and conditions of this Investment, and all such questions have been answered to the satisfaction of Seller and the Recipients. Seller and each Recipient is a sophisticated investor with knowledge and experience in business and financial matters and/or is an accredited investor, within the meaning of the Securities Act of 1933, as amended (the "Act").

          (b) The Shares will be acquired by Seller and the Recipients for their own accounts for investment and not with a view to, or for resale in connection with any distribution of such securities, within the meaning of the Act. Seller and the Recipients hereby acknowledges that in connection with the purchase and sale contemplated herein, the Shares will not be registered under the Act.

          (c) Seller and the Recipients are aware that there are substantial restrictions on the transferability of the Shares. Seller and the Recipients agree that the Shares shall not be sold, pledged, hypothecated or otherwise transferred except in compliance with the registration provisions of the Act and applicable state securities laws, unless in the opinion of counsel satisfactory to Ennis, any such transaction is exempt from registration.

          (d) Seller and the Recipients consent to the following restrictive legend on the certificates representing the Shares:

               "THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND ARE "RESTRICTED SECURITIES," UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
               SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO SELLER, SUCH REGISTRATION IS NOT REQUIRED."

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                            OF ENNIS AND ENNIS ACQ
                            ----------------------

     Ennis and Ennis ACQ represent and warrant to Seller and NAF as follows:

     6.01 Organization and Authorization. Each of Ennis and Ennis ACQ is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Nevada, respectively, and has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state in which the conduct of its businesses or the ownership of its properties and assets requires it to be so qualified. Each of Ennis and Ennis ACQ has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Ennis and Ennis ACQ and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly and validly executed and delivered by Ennis and Ennis ACQ and constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

     6.02 Capitalization. The authorized capital stock of Ennis consists of 40,000,000 shares of Common Stock, of which 21,249,860 shares have been issued, 16,253, 463 are outstanding, 4,996,397 shares are held in treasury and 1,122,712 shares are reserved for issuance upon exercise of options granted under Ennis's stock option plans as of the date hereof, and 1,000,000 shares of preferred stock, $10.00 par value, none of which has been issued. There are no outstanding options (other than employee stock options), warrants, calls, subscriptions, rights, agreements or commitments of any character obligating Seller to issue any shares of its capital stock or securities convertible into or exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of Ennis. All issued and outstanding shares of Common Stock are, and the Shares to be issued pursuant to this Agreement will be, duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

     6.03 SEC Filings. Ennis has filed all reports, statements, forms and documents with the SEC that it has been required to file since January 1, 1997 (the "SEC Filings"), all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     6.04 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein except for the contracts and lease for which consents or approvals to the assignment are to be delivered at Closing, will (a) result in the breach, violation or contravention of, or constitute a default under, or conflict with, or give rise to a right of termination of, or accelerate any obligation under any of the provisions of (i) any agreement, lease, note, bond, debenture or other evidence of indebtedness or any mortgage, deed of trust, indenture or other instrument to which Ennis or Ennis ACQ is a party or by which either of them is bound or to which any of their assets is subject, (ii) any judgment, decree, order or award of any court, regulatory agency or other governmental body or arbitrator to which Ennis or Ennis ACQ or any of their assets is subject or by which either of them is bound or
(iii) any statute, rule or regulation or other law applicable to Ennis or Ennis ACQ, (b) result in the creation of any pledge, lien, encumbrance or security interest upon any of its assets, or (c) require the authorization, approval, consent or order of, or filing with, or other action by any court, regulatory agency or other governmental body.

                                 ARTICLE VII

                                  COVENANTS
                                  ---------

     7.01 Conduct of Business. Except for necessary actions taken in respect of the corporate reorganization contemplated by this Agreement, until the earlier of Closing or the termination of this Agreement, Seller shall not, directly or indirectly, without the prior written consent of Ennis, enter into any material contractual obligations or any other material transactions, or make any material commitments regarding the business, other than in the ordinary course of business. Seller shall carry on its business diligently and substantially in the manner as heretofore conducted. By way of illustration and not in limitation of the foregoing:

          (a) The Assets shall be maintained in their present state or repair, ordinary wear and tear excepted, and Seller shall use its best efforts to keep available the services of its employees and preserve for the Partnership the goodwill of its business and its relationships with its customers, suppliers and others with whom it has business relations.

          (b) Without the prior written consent of Ennis, prior to Closing, Seller shall not hereafter take any of the following actions:

               (i) Dispose of any assets other than in the ordinary course of business consistent with past practice;

               (ii) Mortgage, pledge or subject to liens, security shares, or other encumbrances any assets;

               (iii) Purchase or commit to purchase any capital asset for a price exceeding $5,000;

               (iv) Change (or announce any change of) any salaries, wages or employee benefits or hire, commit to hire or terminate any employee whose annual compensation would exceed $15,000;

               (v) Amend or terminate any contract or other material agreement, including any plan or any insurance policy, in force on the date hereof; or

               (vi) Do any act, omit to do any act or permit any act within their control which will cause a breach of any representation, warranty or obligation contained in this Agreement or any obligations contained in any contract.

     7.02 Confidential Information.

          (a) Ennis and Ennis ACQ will hold in strict confidence and not disclose to third parties any data and information, including any confidential, important and/or proprietary information of ("Confidential Information"), obtained from Seller and NAF, except to their sources of financing, lawyers and accountants and except as may be required by law. For a period of five (5) years commencing upon Closing, Seller, any affiliate of Seller, and each of Robert T. Knappe, Sr., Joseph B. Frink, Randell B. McClure, Robert T. Knappe, Jr., Jeannie Sundholm, Steven B. Oldani, and Daniel S. Goldstein (the "Key Employees"), will hold in strict confidence and not disclose to third parties any data and information, including any Confidential Information, obtained from Ennis, except to its sources of financing, lawyers and accountants and except as may be required by law.

          (b) For purposes of this Agreement, Confidential Information shall include all information that has or could have commercial value or other utility in the business or prospective business of Seller, or the Partnership or Ennis or their subsidiaries or affiliates, as the case may be, and all information of which unauthorized disclosure could be detrimental to the interests of Seller, or the Partnership or Ennis or their subsidiaries or affiliates, as the case may be, whether or not such information is identified as confidential information. By example and without limitation, Confidential Information includes but is not limited to any and all information of the following or similar nature, whether transmitted verbally, electronically or in writing: copyright, service mark and trademark registrations and applications, patents and patent applications, licenses, agreements, unique and special methods, techniques, procedures, processes, routines, formulas, know-how, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, research papers, specifications, technical data and/or information, software, quality control and manufacturing procedures, formats, plans, sketches, drawings, models, customer lists, customer and supplier identities and characteristics, sales figures, pricing information, marketing plans, strategies, forecasts, financial information and projections, budgets, business plans and objectives, concepts, ideas and any other information or procedures that are treated as or designated secret or confidential, which Confidential Information has been used by Seller, or the Partnership or Ennis or their subsidiaries or affiliates, as the case may be, to date or during the term of this Agreement.

     7.03 Non-Competition and Non-Solicitation. For a period of five (5) years commencing upon Closing, Seller and each of the Key Employees shall not, directly or indirectly, on either his own behalf or on behalf of or in conjunction with any other person or entity (i) solicit, divert or attempt to divert any person or entity that is a customer or supplier or a prospective customer or supplier of Seller from becoming a customer or supplier of the Partnership or Ennis; (ii) manage, operate, control, participate in, invest in or be involved or connected with, in any way, as an officer, director, shareholder, employee, consultant, agent, representative, independent contractor, partner, creditor, or guarantor of any person or entity that directly or indirectly competes with the Partnership or Ennis in the design, production and fulfillment of temporary point-of-purchase advertising materials or in the wholesale manufacturing of business forms in any metropolitan market in which Seller, the
Partnership or Ennis are then doing business or have customer relationships; or (iii) solicit or induce, or in any manner attempt to solicit or induce any employee, consultant, independent contractor, agent, representative or distributor of Seller to terminate his relationship with the Partnership or Ennis. Notwithstanding the foregoing, Ennis acknowledges that Seller owns an interest in and Robert T. Knappe, Sr. serves as a director of Magicolor. Magicolor may be in competition with the Partnership and/or Ennis to the extent that it is engaged in the business of manufacturing and selling pre-press graphic design, interlacing, CD Rom design and website design. It is agreed that the activities of Seller and Knappe in connection with their roles as shareholder and director of Magicolor be excluded from this section, subject to the terms and conditions of the supply agreement referenced in
Section 3.03(d) hereof.

     7.04 Brokerage Fees. Seller shall indemnify the Partnership and Ennis, and their officers, directors and shareholders against any other fee or commission payable to any broker, agent or finder retained by Seller in connection with the transactions contemplated hereunder. Ennis shall indemnify Seller against any fee or commission payable to any broker, agent or finder retained by Ennis in connection with the transactions contemplated hereunder.

     7.05 Exclusivity. Seller agrees that until December 31, 1999, neither it nor its officers, directors, shareholders, agents or representatives shall enter into any agreement, understanding, negotiation or discussion with any third party relating to the sale or other disposition of the capital stock or assets of Seller.

     7.06 Access and Information. Subsequent to the execution of this Agreement, Seller shall cooperate fully with Ennis and the Partnership, shall supply such information and data as Ennis or the Partnership may request and shall permit the Partnership's auditors, legal counsel and other authorized representatives reasonable opportunity and access at its offices during normal business hours to inspect and investigate the Assets and Seller's business, operations and properties. Ennis acknowledges that it has been furnished by Seller all financial and tax information which it has requested as of the date hereof and that it has no material objection at the present time to the information which it has received. Seller also agrees to make available to the Ennis and the Partnership all of its books and records, and the tax returns and filings of Seller for all periods subsequent to December 31, 1994.

     7.07 Receivables. Seller agrees that it will cooperate with the Partnership in notifying all customers with respect to outstanding receivables that all payments made by such customers after Closing shall be paid to the Partnership, and Seller further agrees to remit to the Partnership, promptly following Seller's receipt thereof after Closing, any such amounts received by Seller.

                                 ARTICLE VIII

               CONDITIONS TO OBLIGATIONS OF ENNIS AND ENNIS ACQ
               ------------------------------------------------

     8.01 Obligations of Ennis and Ennis ACQ. The obligations of Ennis and Ennis ACQ are subject to the satisfaction or waiver at Closing of each of the following conditions:

          (a) Compliance with Covenants and Agreements. The representations and warranties of Seller and NAF contained in this Agreement shall be true in all material respects, and Seller and NAF shall have complied in all material respects with their covenants and agreements in this Agreement on or before Closing.

          (b) Litigation. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Seller or the Partnership before any court or governmental agency which
     (i) could result in the restraint or prohibition of Seller or the Partnership, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated here or (ii) an order restricting Seller or the Partnership from conducting its business as now being conducted.

          (c) No Material Adverse Changes. Neither Seller nor the Partnership shall have suffered any material adverse change in its businesses, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

          (d) Documents and Schedules Satisfactory. All schedules, bills of sale, assignments, certificates, and other documents delivered by Seller to Ennis at Closing will be in form and substance satisfactory to Ennis and its counsel.

          (e) Required Governmental Approvals. All governmental authorizations, consents, and approvals necessary to consummate the transactions contemplated herein shall have been obtained by Seller and shall be in full force and effect.

          (f) Other Necessary Consents. Seller shall have obtained all other consents and approvals necessary to consummate the transactions contemplated herein.

          (g) Release of Liens. At Closing, the Assets shall not be subject to any lien or security interests, except for the Encumbrances set forth on Schedule 5.08(b).

          (h) Bulk Sales Compliance. Seller shall have complied with all applicable bulk sales laws.

          (i) Employment Agreements. The Partnership shall have entered into employment agreements with the Key Employees all on terms and conditions satisfactory to Ennis and such employees.

          (j) Magicolor Agreements. The following agreements shall have been executed, effective as of Closing: (i) rights of first refusal, substantially in the forms attached hereto as Exhibit B(i) and Exhibit B(ii), between each of Thomas Fernandez and Robert C. Adams and Ennis in respect of their ownership interest in Magicolor; and (ii) an option agreement, substantially in the form attached hereto as Exhibit C, between Seller and Ennis granting Ennis an option to purchase Seller's interest in Magicolor.

          (k)   Opinions.   Ennis shall have received a satisfactory  legal
     opinion  from  Seller's  counsel  and  a  fairness  opinion   on   the
     transaction.

                                  ARTICLE IX

                      CONDITIONS TO SELLER'S OBLIGATIONS
                      ----------------------------------

     9.01 Obligations of Seller. The obligations of Seller are subject to the satisfaction or waiver at Closing of each of the following conditions:

          (a) Compliance with Covenants and Agreements. The representations and warranties of Ennis and Ennis ACQ contained in this Agreement shall be true in all material respects, and Ennis and Ennis ACQ shall have complied in all material respects with their covenants and agreements in this Agreement on or before Closing.

          (b) Litigation. No suit, investigation, action or other proceeding shall be overtly threatened or pending against Ennis before any court or governmental agency which (i) could result in the restraint or prohibition of Ennis, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated here or (ii) an order restricting Ennis from conducting its business as now being conducted.
          (c)   Documents  Satisfactory.   All  schedules,  assumptions,
     certificates, and other documents delivered by Ennis or Ennis ACQ to Seller at Closing shall be in form and substance satisfactory to Seller and its counsel.

                                  ARTICLE X

                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

     10.01 Termination of Agreement. This Agreement may be terminated at any time prior to Closing:

          (a)  By the mutual written consent of the parties;

          (b) By Seller in writing, without liability, if Ennis or Ennis ACQ (i) fails to perform in any material respect any act required at Closing, or (ii) materially breaches any covenant in this Agreement;

          (c)   By  Ennis in writing, without liability, if Seller  or  NAF
     (i) fails to perform in any material respect any act required on or prior to Closing, or (ii) materially breaches any of their representation, warranty, or covenant in this Agreement; or

          (d) By any party in writing, without liability, if any court or governmental or regulatory agency order, writ, injunction, or decree prohibits or restrains any party from consummating the transactions contemplated here.

     10.02 Termination of Obligations. Termination of this Agreement pursuant to this article will terminate all of the parties' obligations, except for the obligations under Sections 7.02 (a) and (b) and 12.08 hereof. However, termination pursuant to Sections 10.01(b) or (c) hereof will not relieve a defaulting or breaching party from any liability to any other party. Within fifteen (15) days after this Agreement is terminated, each party will, upon written request from any other party, return all documents and copies previously delivered to it or made in connection with this Agreement.

                                  ARTICLE XI

                         SURVIVAL OF REPRESENTATIONS
                         ---------------------------
                      AND WARRANTIES AND INDEMNIFICATION
                      ----------------------------------

     11.01 Survival of Representations and Warranties. All representations, warranties, covenants, and agreements made or to be performed by Seller or Ennis pursuant to this Agreement will survive the execution and delivery hereof and Closing hereunder, and will thereafter terminate and expire (a) on the date which is eighteen (18) months after Closing, with respect to any "General Claim" (as herein defined) which has not occurred or arisen on or before such date, and (b) with respect to any "Tax Claim" (as herein defined), on the later of (i) ninety (90) days after the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation, and (ii) ninety (90) days after the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitation. With respect to any "Environmental Claim," such representations, warranties, covenants and agreements will survive until ninety (90) days after the date upon which the liability to which such Environmental Claims is barred by applicable statute of limitations. As used in this Agreement, the following terms have the following meanings:

          (a) "General Claim" means any claim based upon, arising out of or otherwise related to any material inaccuracy in any representation or warranty or any breach of any covenant or agreement made by Seller in or pursuant to this Agreement, other than a Tax Claim or an Environmental Claim.

          (b) "Tax Claim" means any claim based upon, arising out of or otherwise related to any material inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement and related to any federal, state, or local taxes of any kind or description; or any claim related to of any taxes (including interest and penalties relating thereto) now or hereafter due and relating to the business of Seller or the Assets prior to Closing.

          (c) "Environmental Claim" means any claim based on, arising out of or otherwise related to any matters disclosed by Seller on
     Schedule 5.18 or any material inaccuracy in any representation or warranty of Seller related to environmental matters contained herein.

     11.02 Obligations of Seller. Seller agrees to indemnify, defend and hold the Partnership and Ennis (and each of their shareholders, directors, officers, employees, affiliates and assigns) harmless from and against all losses, costs, deficiencies, damages, consequential damages (including, but not limited to, interruptions of business and costs of remedial actions), fines, penalties and liabilities incurred, and all expenses (including, but not limited to reasonable attorneys' fees) arising out of or otherwise related to any General Claim, Tax Claim, or any Environmental Claim (collectively, "Losses," and individually, a "Loss"), net of any insurance recovery actually received relating to such Loss. To the extent that any portion of the Consideration has been distributed by Seller to its shareholders, the undersigned shareholders of Seller shall jointly and severally participate in the indemnification provided by Seller herein, but only to the extent of the funds or property distributed to them related to the sale contemplated herein.

     11.03 Obligations of Ennis. Ennis agrees to indemnify, defend and hold Seller (and its shareholders, directors, officers, employees, affiliates and assigns) harmless from and against all losses, costs, deficiencies, damages, consequential damages (including, but not limited to, interruptions of business and costs of remedial actions), fines, penalties and liabilities incurred, and all expenses (including, but not limited to reasonable attorneys' fees) arising out of or otherwise related to any General Claim (collectively, "Losses," and individually, a "Loss"), net of any insurance recovery actually received relating to such Loss.

     11.04      Notice  of  Loss  or  Asserted Liability.   Promptly  after
(a) becoming aware of circumstances that have resulted in a Loss for which any party hereto (the "Indemnitee") intends to seek indemnification under Sections 11.02 and 11.03 hereof or (b) receipt by the Indemnitee of written notice of any demand, claim or circumstances which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee will give notice thereof to any other party (or parties) obligated to provide indemnification pursuant to Sections 11.02 and 11.03 hereof (the "Indemnifying Party").

     11.05      Opportunity  to  Contest.  Subject  to  the  provisions  of
Section 11.06 hereof, the Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it will within thirty (30) days after receiving notice of the claim from Indemnitee (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee in writing of its intent to do so, and the Indemnitee will cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to so notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee (upon further notice to the Indemnifying Party) will hereafter have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the compromise or contest of such Asserted Liability at any time before final settlement or determination thereof. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. If the
Indemnifying Party chooses to contest any Asserted Liability, the Indemnitee will make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for, will make its officers and employees available, on a basis reasonably consistent with their other duties, in connection with, and will otherwise cooperate with, such defense.

     11.06 Disputes with Customers or Suppliers. Notwithstanding any other provision to the contrary, in the case of any Asserted Liability by any supplier or customer of Seller in connection with which the Partnership or Ennis makes a claim for indemnification hereunder, the Partnership or Ennis shall give a claims notice with respect thereto and shall have the exclusive right, at its option, to defend any such matter at Seller's expense; provided, however, no settlement or compromise for which Seller is liable shall be made without its prior written consent.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     12.01 Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     12.02      Parties  Bound by Agreement; Successors and  Assigns.   The
terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, neither party may assign its rights, duties, or obligations hereunder or any part hereof to any other person or entity.

     12.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

     12.04 Headings. The headings of the Articles, Sections and Schedules of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.05 Knowledge. As used in this Agreement, "knowledge" and "to the knowledge of" means actual knowledge of a party or any executive officer or general manager of the party.

     12.06 Notices. Any notice, request, instruction, or other document to be given must be in writing and delivered personally or sent by certified mail or by United States Express Mail, postage or fees prepaid, or by Federal Express as follows:

    If to Seller to:  Adams McClure, Inc
                      1245 S. Inca St.
                      Denver, Colorado 80223
                      Attn: Robert T. Knappe, Sr., President
                      Facsimile (303) 698-2819

    with copies to:   James G. Anderso
                      Attorney at Law
                      12101 E. 2nd Avenue, #202
                      Aurora, Colorado 80011
                      Attn:     Becky L. Keil
                      Facsimile (303) 366-4078

    and               H. R. Johnston
                      P. O. Box 29
                      Douglas, Wyoming 82633
                      Attn: H. R. Johnston
                      Facsimile (307) 358-3220

    If to Ennis to:   Ennis Business Form, Inc.
                      1510 N. Hampton, Suite 300
                      DeSoto, Texas  75115
                      Attn:  Keith  S. Walters, Chairman, President and CEO
                      Facsimile (800) 579-4271

    with a copy to:   Wolin, Ridley & Miller LLP
                      1717 Main Street, Suite 3100
                      Dallas, Texas  75201
                      Attn:  Norman R. Miller, Esq.
                      Facsimile (214) 939-4949

Any notice delivered personally in the manner provided here will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth (4th) business day after the day it is placed in the mail or, if earlier, the time of actual receipt.

     12.07 Expenses. Ennis and Seller agree that they will each bear and pay all costs and expenses incurred by them respecting the transactions contemplated herein and all investigations and proceedings in connection therewith, including, without limitation, fees and expenses of their respective counsel, accountants and advisors; provided that if the acquisition contemplated hereby does not close for any reason which is not the fault of Ennis, then Seller shall reimburse Ennis for its share of the expense of KPMG LLP's audit of Seller's Financial Statements.

     12.08 Arbitration. If any of the Parties disagree with respect to whether any of the other Parties have breached any of the terms or conditions of this Agreement, or if the Parties have a controversy, claim or dispute arising out of or related to the terms and conditions of this Agreement, the disagreement shall be settled by binding arbitration in accordance with the Federal Arbitration Act ("FAA"). The Party who demands arbitration will give written notice to the other Party of the claim, controversy, monetary demand, and requested relief at the time of its written notice to the other Party of its intention to invoke arbitration. The Party receiving notice of intention to invoke arbitration will respond in writing to the claim or controversy within thirty (30) days and assert its counterclaims, if any. Upon receipt of the notice of intention to invoke arbitration, the Parties shall work together to agree upon an arbitrator. If within forty-five (45) days of notice of arbitration, the
Parties are unable to reach an agreement as to an arbitrator, then the American Arbitration Association ("AAA") shall have the sole authority to appoint an arbitrator. However, the arbitrator shall be an attorney licensed in Texas. The Parties agree that arbitration will take place in Dallas, Texas. The arbitrator so selected shall then diligently conduct an arbitration proceeding in accordance with the FAA and AAA. The decision of the arbitrator shall be final and conclusive upon the Parties, and a judgment upon the award may be entered in any court having jurisdiction. Each Party expressly acknowledges that the other Party has the right to undertake reasonable, but limited, discovery procedures in connection with the arbitration proceeding in the manner provided by the Texas Rules of Civil Procedure, and that each Party has the right to be represented by legal counsel throughout the arbitration proceeding. All issues regarding discovery procedures and requests shall be decided by the arbitrator. All documents in connection with any arbitration conducted shall be confidential, and shall not be disclosed to any third party, except as may be necessary for enforcement of the arbitration decision or for a proper appeal or except as otherwise required by law. The arbitrator shall determine the rights and obligations of the Parties according to the procedural and substantive law of the State of Texas. The arbitrator shall have the authority to award any remedy or relief that a Texas state court or federal court could order or grant.
     12.09 Public Disclosure. Seller shall not issue any press release or make other public statement or disclosure concerning the transaction contemplated hereby, without the consent of Ennis as to the content and the manner of presentation and publication thereof.

     12.10      Governing  Law.   This  Agreement  will  be  construed   in
accordance with and governed by the laws of the State of Texas.


[The remainder of this page is intentionally left blank; signature pages follow.]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date hereof.

               SELLER:

               ADAMS McCLURE, INC.,
               a Colorado corporation

               By:  /s/Robert T. Knappe, Sr.
                  ---------------------------------------------
                  Robert T. Knappe, Sr., President

               NAF:

               NAF, INC., a Colorado corporation

               By:  /s/Robert T. Knappe, Sr.
                  ---------------------------------------------
                  Robert T. Knappe, Sr., President

               ENNIS:

               ENNIS BUSINESS FORMS, INC.,
               a Texas corporation

               By:  /s/Keith S. Walters
                  ---------------------------------------------
                  Keith S. Walters, Chairman, President and CEO

               ENNIS ACQ:

               ENNIS ACQUISITIONS, INC.,
               a Nevada corporation

               By:  /s/Keith S. Walters
                  ---------------------------------------------
                  Keith S. Walters, Chairman, President and CEO

               FOR PURPOSES OF SECTIONS 5.25, 7.02, 7.03 AND 11.02 HEREOF:


               /s/Robert T. Knappe, Sr.
               ------------------------------------
               Robert T. Knappe, Sr.

               /s/Joseph B. Frink
               ------------------------------------
               Joseph B. Frink

               /s/Randell B. McClure
               ------------------------------------
               Randell B. McClure

               /s/Robert T. Knappe, Jr.
               ------------------------------------
               Robert T. Knappe, Jr.

               /s/Jeannie Sundholm
               ------------------------------------
               Jeannie Sundholm

               /s/Steven B. Oldani
               ------------------------------------
               Steven B. Oldani



               FOR PURPOSES OF SECTIONS 5.25, 7.02 AND 7.03 HEREOF:

               /s/Daniel S. Goldstein
               ------------------------------------
               Daniel S. Goldstein



               FOR PURPOSES OF SECTIONS 5.25 and 11.02 HEREOF:

               /s/Robert C. Adams
               ------------------------------------
               Robert C. Adams